UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2014

Intelligent Living Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54026	45-1498410
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

20801 Biscayne Blvd, Suite 403

Miami, FL 33180

(Address of Principal Executive Offices) (Zip Code)

866.326.3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

a.

Election of New Directors:

Effective June 1, 2014, Stephen Vogt and Allen Firouz were appointed to the Company’s Board of Directors.

Stephen Vogt:

Mr. Vogt’s appointment to the Company’s Board is pursuant to an Asset Purchase Agreement entered into between the Company, Provectus LLC, our wholly owned subsidiary, Perfect Solutions Software Inc. and Perfect Solutions, Inc.  A copy of this Agreement was filed as an exhibit to the Company’s Form 8-k filed May 1, 2014.

Allen Firouz:

The appointment of Mr. Firouz to the Company’s Board is pursuant to an Asset Purchase Agreement entered into between the Company, Provectus LLC and Venturian Group, Inc.  A copy of this Agreement was filed as an exhibit to the Company’s Form 8-k filed May 1, 2014.

The following sets forth biographical information for Messrs. Firouz and Vogt:

Stephen Vogt.  Stephen Vogt is the former CEO of Perfect Solutions and the current President of Provectus LLC. After careers that span 15 years in finance and mortgages, Stephen made a career change to the world of IT. During this stage he obtained his Network Administration Certifications in CCNA, MCITP, Net+ and CAN. He was also a CTSS instructor.

In addition to serving on the Company’s Board of Directors, Mr. Vogt will serve as President of Provectus and a vice president of Intelligent Living Inc.  His appointment was effective May 1, 2014 and is for a term of three years.

Mr. Allen Firouz. Mr. Allen Firouz serves as Chief Technology Officer and board member, bringing over 21 years of senior management, technology architecture and IT alignment experience in multiple industries, to Intelligent Living Inc.  Previously, Mr. Firouz served as Founder & CEO of Venturian Group, a top-tier technology and private cloud provider (2005-2014) and provided solutions architecture consulting services to Global-200 organizations through organizations such as Microsoft, Dell, EMC and HP.  He also served as AVP of Technology for BankUnited (2003-2005), and held management positions in Baptist Health (2000-2002) and Raymond James Financial (1997-2000).  Firouz has received international recognition for his design and delivery of cloud-connected real estate, in which technology is integrated as a core, key component of commercial buildings as well as his creative technical solutions designs.  Mr. Firouz earned his degrees from University of South Florida and currently resides in Miami, Florida.

In addition to serving on the Company’s Board of Directors, Mr. Firouz will serve as CTO of Provectus and as Vice President of Information Systems for Intelligent Living.  His appointment was effective May 1, 2014 and is for a term of three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 6, 2014	Intelligent Living Inc.

	By	: /s/Victoria Rudman
Name: Victoria Rudman Title: Chief Executive Officer